Exhibit 99.1

Contact:Brett D. Heffes

763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES RUN-OFF OF LEASING PORTFOLIO

Minneapolis, MN (May 14, 2021)  -  Winmark Corporation (Nasdaq: WINA) announced today that it will no longer solicit new leasing customers and will pursue an orderly run-off for its middle-market leasing portfolio.  Brett D. Heffes, Chairman and Chief Executive Officer stated, “Going forward, we intend to focus all of our resources on enhancing our leadership position in the large and growing resale market.  We have determined that running off the existing portfolio will maximize value for our shareholders.”

Winmark, the Resale CompanyTM, is a nationally recognized franchising business focused on sustainability and small business formation.  We champion and guide entrepreneurs interested in operating one of our award winning resale franchises: Plato’s Closet®, Once Upon A Child®, Play It Again Sports®, Style Encore® and Music Go Round®.  At March 27, 2021, there were 1,264 franchises in operation and over 2,000 available territories.  An additional 32 franchises have been awarded but are not open.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.